EXHIBIT 99(e)

                  12,500,000 SHARES OF BENEFICIAL INTEREST

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)

                    INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO SHAREHOLDERS



To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

          Enclosed are a Prospectus, dated __________ __, 1999, as supplemented by the Prospectus Supplement, dated __________ __, 1999 (collectively the "Prospectus"), and Instructions as to Use of Rights Certificates (the "Instructions"), relating to the offering of up to 12,500,000 Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company"), at a subscription price of $4.00 per share in cash, pursuant to non-transferable subscription rights ("Rights") initially distributed to holders of record of the Company's outstanding Common Shares as of the close of business on __________ __, 1999 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Rights certificate (each, a "Rights Certificate") registered in your name or the name of your nominee.

          Each beneficial owner of Common Shares registered in your name or
the name of your nominee is entitled to one Right for every [      ] Common
Shares so owned by such beneficial owner on the Record Date. No fractional Rights or cash in lieu thereof will be distributed or paid.

          We are asking you to contact your clients for whom you hold Common Shares registered in your name, or in the name of your nominee, to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of Common Shares to a Rights holder upon exercise of Rights, subject to certain exceptions described in the Prospectus and the Rights Certificate.

          Enclosed are copies of the following documents:

          1. a form letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

          2.   the Prospectus;

          3.   the Instructions;

          4.   a Notice of Guaranteed Delivery;

          5. a Rights Certificate (if your shares are registered in your name);

          6.   a Nominee Holder Certification;

          7.   Important Tax Information;

          8. Guidelines for Certification of Taxpayer Identification Number on Substitute W-9; and

          9. A Return Envelope addressed to National City Bank, the Subscription Agent.

          Your prompt action is requested. The Rights will expire at 5:00 p.m. Eastern Standard Time, on ___________ __, 1999, unless extended by the Company (the "Expiration Time").

          TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHT CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED
WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS AND THE INSTRUCTIONS PRIOR TO THE EXPIRATION TIME. EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETED NOMINEE HOLDER CERTIFICATION.

          In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of the Rights Holder to the DTC account of National City Bank, the Subscription Agent, together with payment of the Subscription Price (A) for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and (B) the number of Excess Shares for which the Oversubscription Privilege is exercised. If you elect to exercise the Oversubscription Privilege, you MUST do so concurrently with your exercise of the Basic Subscription.

          Additional copies of the enclosed materials may be obtained from, and Rights holders requesting assistance or information may call, National City Bank.

                                    Very truly yours,

                                    FIRST UNION REAL ESTATE EQUITY AND
                                    MORTGAGE INVESTMENTS


                                    -------------------------------------
                                    Daniel P. Friedman
                                    President and Chief Executive Officer



          NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF COMMON SHARES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.